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                                  NEWS RELEASE



FROM:         United Television, Inc.                   FOR IMMEDIATE RELEASE
              132 South Rodeo Drive                         August 16, 2000
              Beverly Hills, CA 90212

CONTACT:      Garth S. Lindsey
              Executive Vice President
              (310) 281-4844


              UNITED TELEVISION, INC., CHRIS-CRAFT INDUSTRIES, INC.
                  AND BHC COMMUNICATIONS, INC. REPORT LAWSUITS
                       REGARDING PROPOSED NEWS CORPORATION
                               MERGER TRANSACTIONS



         BEVERLY HILLS, CA -- United Television, Inc. (NASDAQ: UTVI), Chris-Craft Industries, Inc. (NYSE: CCN) and BHC Communications, Inc. (ASE: BHC) announced today that a number of lawsuits have been filed in Chancery Court in Delaware against each of them and certain of their respective directors, alleging various breaches of fiduciary duties in connection with the previously announced transactions with News Corporation. The companies believe the lawsuits to be without merit and they intend to contest them vigorously.


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